EXHIBIT 10.1

                        EMPLOYMENT AGREEMENT DATED AS OF
                     JUNE 10, 3996 BETWEEN THE COMPANY AND
                               HENRY R. SILVERMAN

     Employment Agreement, dated as of September 30, 1991, between HFS Incorporated (formerly Hospitality Franchise Systems, Inc.), a Delaware corporation (the "Company"), and Henry R. Silverman (the "Execu tive"), as amended April 20, 1992, March 1, 1993, June 25, 1993, November 22, 1994 and
October  11,  1995,  and as amended  and  restated  June , 1996 (the  "Effective
Date").


     The Executive is presently the Chairman of the Board and Chief Executive Officer of the Company pursuant to the employment agreement described above (the "Prior Agreement").

     The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Board desires to provide for the continued employment of the Executive and to provide the Executive with employment arrange ments with the Company which the Board has determined will reinforce and encourage the increased attention and dedication to the Company by the Executive as a member of the Company's management, in the best interests of the Company and its stockholders. The Executive is willing to commit himself to serve the Company on the terms and conditions herein provided.

     In order to effect the foregoing, the Company and the Executive wish to enter into an amended and restated employment agreement on the terms and conditions set forth below. Accordingly, the parties hereto agree as follows:

     1. Term of Employment. The employment of the Executive by the Company pursuant to this Agreement will commence on the Effective Date and end on December 31, 2000, unless sooner terminated as hereinafter provided.

     2. Position and Duties. The Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company and shall have such commensurate responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board. The Executive shall devote his full time and attention to the affairs of the Company and its subsidiaries and his duties in such positions.

     3. Place of Performance. In connection with the Executive's employment, the Company shall provide him an office, office furniture and a secretary of his selection in midtown Manhattan of the New York City metropolitan area, which shall be his base except for required travel on the Company's business. The Company shall pay all the Executive's reasonable business expenses which relate to the Company at such location.

     4. Compensation and Related Matters. (a) Salary. During the period of the Executive's employment, the Company shall pay him an annual base salary at a rate of $1,500,000 per year, such salary to be paid in substantially equal semi-monthly or bi-weekly installments. Such annual salary shall be in creased on each October 1, commencing October 1, 1996, during the term of this Agreement (an "Adjust ment Date") as follows: if the "Consumer Price Index" for the calendar month immediately preceding the applicable Adjustment Date shall exceed the Consumer Price Index for the corresponding month during the prior year, then such salary (as previously adjusted) shall be determined by multiplying the amount of such salary (as previously adjusted) by a fraction, the numerator of which shall be the Consumer Price Index for the calendar month immediately preceding the applicable Adjustment Date, and the denominator of which shall be the Consumer Price Index for the applicable month during the prior year. Each adjustment shall be made as promptly as practicable after publication of the Consumer Price Index for the month immediately preceding the applicable Adjustment Date. Immediately after such publication, the Company shall pay to the Executive such additional amount as shall be required to bring the aggregate of the semimonthly installments of the then current annual salary paid to the Executive on and after the applicable Adjustment Date up to the total dollar amount required by reason of such adjustment; thereafter, all monthly installments of the adjusted annual salary for the balance of the 12 months shall be made at the newly adjusted rate. In no event shall such annual salary (as previously adjusted) be decreased to reflect a decline in the Consumer Price Index. As used in this Agreement, "Consumer Price Index" shall mean the Consumer Price Index, Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1982-4 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. The applicable number in such Index, for purposes of this Agreement, shall be the number for "All Items" (which number for the month of July 1991 was 134.3). In the event a substantial change is made with respect to the information used to determine the Consumer Price Index, or in the event another publication is used because the Consumer Price Index is not published, appropriate adjustment shall be made in the corresponding numbers for prior periods so that after such adjustment the same result will be produced as would have resulted had there been no such change in the Consumer Price Index or had it continued to be published.

     (ii) As used in this Agreement, "Change-of-Control Transaction" shall have the meaning set forth in the Company's 1993 Stock Option Plan, as amended and restated (the "Plan"), as in effect on the date hereof.

     (c) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by him in performing services hereunder, including all travel expenses and living expenses while away from home on business or at the request of and in the service of the Company; provided, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and approved by the Board. The Company shall provide the Executive with a driver (but not a car) and the Executive shall reimburse the Company (in accordance with policies and procedures established by the Company and approved by the Board) for any use of the driver not connected with the Executive's performance of services under this Agreement.

     (d) Other Benefits. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite made available by the Company now or in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites (other than any bonus plan). Nothing paid to the Executive under any plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the salary and other compensation payable to the Executive pursuant to this Section 4. Any payments or benefits payable to the Executive hereunder in respect of any year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which he is so employed.

     (e) Indemnification. In addition to any indemnification provided by the Certificate of Incorporation or By-Laws of the Company or otherwise, the Company shall indemnify and provide reason able advances for expenses to the Executive, to the fullest extent permitted by the laws of the State of Delaware, if the Executive is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was an officer, director or employee of the Company or any subsidiary or affiliate thereof, in which capacity the Executive is or was serving at the Company's request, against expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding.

     (f) Bonus.  In addition to the annual  base  salary  provided  for above in
Section 4(a), with respect to each fiscal year of the Company during the term of the Executive's employment hereunder beginning with the Company's 1996 fiscal year, the Company shall, as approved by the Company's stockholders in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, pay to the Executive an annual bonus in an amount equal to .75% of the Company's EBITDA, as defined below, for the applicable fiscal year; provided, however, that such bonus payment shall in no event exceed 150% of the annual base salary in effect on the first day of such fiscal year, and provided further that any such bonus for any partial year shall be prorated based upon the number of days in such year falling within the term of the Agreement (the "Bonus"). EBITDA shall mean the Company's earnings before interest, taxes, depreciation and amortization, adjusted for any extraordinary gains or losses, as reflected in the Company's audited Consolidated Statements of Income, and further adjusted downward by the cost of capital related to acquisitions or mergers completed by the Company. For purposes of determining such cost of capital, interest at a rate of 12% per annum will be applied to the purchase price or merger consideration incurred by the Company, including all capitalized related costs, in connection with the applicable transaction. The Bonus, with respect to any fiscal year of the Company, shall be paid to the Executive no later than 90 days following the end of such year, or as soon as practicable thereafter if the amount of such Bonus cannot be determined by such date. Notwithstanding the foregoing, a prorated Bonus shall not be paid for a partial year if the Executive's employment is terminated for Cause pursuant to Section 6(a)(iii) or by a voluntary resignation pursuant to Section 6(b).

     (g) Options. (i) The Company shall grant to the Executive on or before July 1 of each calendar on the date of grant and shall be exercisable at an exercise price per share equal to the Fair Market Value (as defined in the Plan) of the Company's common stock, par value $.01 per share (the "Stock"), on the date of grant. The vesting of each stock option previously granted to the Executive under the Plan is hereby accelerated and shall be exercisable in full as of the date hereof.

     (ii) The Executive may not sell more than two million (2,000,000) shares of Stock in any calendar year; provided, however, that the foregoing limitation shall apply only with respect to shares of Stock acquired by the Executive pursuant to the exercise of options granted under any stock option or other plan of the Company.

     (iii) The number of shares of Stock granted under each option pursuant to subsection (g)(i) above and the number of shares of Stock which the Executive may sell in a calendar year pursuant to subsection (g)(ii) above shall be adjusted to reflect any Change in Capitalization as such term is defined in the Plan.g)(ii) above shall be adjusted to reflect any Change in Capitalization as such term is defined in the Plan.

     (iv) Notwithstanding the foregoing (A) in the event that a Change-of-Control Transaction shall occur pursuant to which the stockholders of the Company receive consideration substantially in the form of stock or other equity securities of the Successor or of any other entity (a "Stock Transaction"), then the Executive shall be automatically granted, effective immediately prior to the consummation of such Change-of-Control Transaction, all of the options that would have been granted to the Executive under Section 4(g)(i) hereof if the Executive had remained employed with the Company until December 31, 2000 (the "Remaining Options"), each at an exercise price equal to the Fair Market Value of the Stock at the time of grant (i.e., the date of such Change-of-Control Transaction) and otherwise in accordance with Section 4(g)(i) and 4(g)(iii) hereof (which Remaining Options shall be fully vested and exercisable upon the grant thereof), (B) in the event that a Change-of-Control Transaction shall occur which does not consti tute a Stock Transaction, then the Company (or a Successor, if applicable) shall pay the Executive a lump sum amount equal to the value (the "Option Value") of the Remaining Options and (C)
Section 4(g)(ii) shall become inapplicable from and after the date of such Change-of-Control Transaction. For purposes of this Section 4(g), the Option Value of the Remaining Options (x) shall be determined by an independent compensation consultant or investment banker, selected by the Executive and reasonably acceptable to the Company and (y) shall appropriately reflect the ten-year term of the Remaining Options, the volatility of the Stock, current interest rates and such other factors as the independent compensation consultant or investment banker deems relevant. The Company hereby agrees to take all actions necessary and appropri ate to effectuate the grant, pursuant to clause
(A) above, of the Remaining Options, including, without limitation, amending Company-sponsored option plans to reserve thereunder a sufficient number of shares and obtaining the requisite approvals of the stockholders of the Company at or prior to the consummation of the Change-of-Control Transaction.

     5. Additional Potential Compensation. Nothing in this Agreement shall prohibit the Compensation Committee of the Company's Board of Directors from awarding additional compensation to the Executive if, in its sole discretion, the Compensation Committee determines that such a payment is
warranted  based  upon  the  Executive's   performance.

     6. Termination. (a) The Executive's employment may be terminated by the Company only under the following circumstances:

     (i) Death. The Executive's employment shall terminate upon his death. If the Executive's employment is terminated pursuant to this paragraph his estate or legal representative shall receive his accrued annual base salary through the date his employment is terminated and a Bonus prorated for the period ending on the date his employment is terminated.

     (ii) Disability. If, in the written opinion of a qualified physician selected by the Company and reasonably approved by the Executive, the Executive shall become unable to perform his duties hereunder due to physical or mental illness, and has failed, because of such illness, to render, for four and one-half  successive  months  or for  six  out of any  nine  successive  months, services of the character contemplated by this Agreement, the Company may terminate the Executive's employment. If the Executive's employment is terminated pursuant to this paragraph he shall receive his accrued annual base salary through the date his employment is terminated and a Bonus prorated for the period ending on the date his employment is terminated.

     (ii) Cause. The Company may terminate the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean (I) the willful and continued failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness); (II) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (III) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal). The Executive's employment shall not be deemed to have been terminated for Cause unless the Company shall have given or delivered to the Executive (A) reasonable notice setting forth the reasons for the Company's intention to terminate the Executive's employment for Cause, (B) an opportunity for the Executive to cure any such breach during the 30-day period after the Executive's receipt of such notice, (C) a reasonable opportunity, at any time during the 30-day period after the Executive's receipt of such notice, for the Executive, together with his counsel, to be heard before the Board, and (D) a Notice of Termination (as defined below) stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, the Executive was guilty of the conduct set forth in clauses (I),
(II) or (III) of the preceding sentence. For purposes of this Agreement, a "Notice of Termination" means a written notice which (x) indicates the specific termination provision of this Agreement relied upon, (y) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(z) specifies the termination date (which date shall be not less than 15 days after the giving of such notice). On the termination date specified in a Notice of Termination duly delivered pursuant to this paragraph, the Executive's compensation and other benefits set forth in this Agreement (other than Section 4(a) and other than any compensation or benefit that shall have accrued but not been paid as of such date) shall terminate.n any compensation or benefit that shall have accrued but not been paid as of such date) shall terminate.

     (iv) Other. If the Executive's employment is terminated by the Company for any reason other than as set forth in paragraphs (i), (ii) or (iii) of this
Section 6(a), then the Company shall (I) pay to the Executive, on the date of such termination, an amount equal to his aggregate annual base salary (as adjusted pursuant to Section 4(a) through the date of such termination) through December 31, 2000, (II) pay to the Executive, on the date of such termination, an amount equal to .75% of EBITDA for the twelve (12) calendar months preceding the date of termination multiplied by the number of years (including partial years) remaining through December 31, 2000; provided, however, that such payment shall in no event exceed 150% of the annual base salary in effect on the date of termination multiplied by the number of years (including partial years) remaining through December 31, 2000, and (III) continue to make available to the Executive health and other welfare benefits set forth in this Agreement (but only to the extent that the Executive is not receiving substantially the same benefits from another employer) until December 31, 2000 unless the Executive shall theretofore deliver a written notice to the Company to the effect that he elects not to accept such other benefits. By way of example, if the Executive's employment is terminated by the Company without Cause on June 30, 1999, and if the Company's EBITDA for the period from July 1, 1998 through June 30, 1999 was $100,000,000, then the payment to the Executive pursuant to clause (II) above shall be $750,000 multiplied by 1.5 which equals $1,125,000.

     (b) If the Executive voluntarily resigns his employment under this Agreement (other than due to a breach of this Agreement by the Company), the Executive's compensation and other benefits (other than those under Section 4(e) and other than any compensation or benefit that shall have accrued but not been paid as of the date of such resignation) set forth in this Agreement shall thereupon terminate.

     (c) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Section 6(b) above), in the event that a Change-of-Control Transaction occurs and within one year of such event the Executive's employment with the Company or a Successor, as the case may be, is termi nated pursuant to clause (i), (ii), (iii) or (iv) of Section 6(a) above, the Remaining Options shall be cancel led, at the election of the Executive, in exchange for a payment by the Company (or such Successor) to the Executive of a cash lump sum amount immediately payable to the Executive, equal to the Option Value of the Remaining Options. The Option Value of the Remaining Options shall be determined by an independent compensation consultant or investment banker, selected by the Executive and reasonably acceptable to the Company. For purposes of this Section 6(c), the Option Value of the Remaining Options shall appropriately reflect the remaining term of the Remaining Options, the volatility of the Stock, current interest rates, the value of the stock relative to the exercise price of the Remaining Options and such other factors as the independent compensation consultant or investment banker deems relevant.

     7. Other Covenants by the Executive. (a) During the Restricted Period (as defined in Section 7(c)), neither the Executive nor any "Controlled Affiliate" will, without the prior written consent of the Board, solicit for employment, employ in any capacity or advise or recommend to any other person that it employ or solicit for employment any person who is on the date hereof or who hereafter becomes, prior to the termination of the Executive's employment with the Company, an officer or executive or professional employee of the Company or any of its subsidiaries or affiliates and who was employed by the Company within 12 months before the time of such solicitation, employment, advice or recommenda tion (any such officer, executive or professional employee being a "Company Professional"). During the Restricted Period, the Executive shall not initiate or facilitate the employment of any Company Professional by any other person, it being understood that this means that the Executive shall have no contact regarding such employment with any Company Professional so employed prior to such employment and that the Executive shall not suggest or otherwise indicate to any other person that such person should approach or otherwise contact such Company Professional. As used in this Agreement, "Controlled Affiliate" means any company, partnership, firm or other entity as to which the Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     (b) The Executive acknowledges that, through his status as Chairman of the Board and but not limited to, knowledge of marketing and operating strategies, franchise agreements, financial results and projections, future plans, the provisions of important contracts entered into by the Company and possible acquisitions. The Executive agrees that such knowledge and information constitute a vital part of the business of the Company and are by their nature trade secrets and confidential information (collectively, "Confidential
Information"). The Executive agrees that he shall not, so long as the Company remains in existence, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation any knowledge and information with respect to Confidential Information directly or indirectly useful in any aspect of the business of the Compa ny. As used in the preceding sentence, "Confidential Information" shall not include any knowledge or information which
(i) is or becomes available to others, other than as a result of breach by the Executive of this Section 7(b), (ii) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive through his status as an officer of the Company or (iii) becomes available to the Executive on a nonconfidential basis from a third party (other than the Company or its representatives) who is not bound by any confidentiality obligation to the Company.

     (c) During the Restricted Period, neither the Executive nor any of his Controlled Affiliates will render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in the franchising of hotels or motels or similar activities competitive with any activities in which the Company or its subsidiaries or affiliates are engaged at the time of such termination (such businesses being herein called the "Company Business"). During the Restricted Period, the Executive shall not, without the prior written consent of the Company, hold an equity interest in any firm, partnership or corporation which competes with the Company Business, except that beneficial ownership by the Executive (together with any one or more members of his immediate family and together with any entity under his direct or indirect control) of less than 1% of the outstanding shares of capital stock of any corporation which may be engaged in any of the same lines of business as the Company Business which stock is listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of the covenants in this
Section 7(c). As used in this Agreement, "Restricted Period" shall mean (i) if the Executive's employment with the Company shall be terminated for Cause or by the Executive's voluntary resignation (except any such resignation arising from a breach of this Agreement by the Company), the period beginning on the date of such termination and ending on the second anniversary thereof and (ii) if the Executive's employment with the Company shall be terminated under any circumstances other than those to which clause (i) above applies, the period beginning on the date of such termination and ending on the earliest of (x) the date that the Company shall cease to pay or make available to the Executive the compensation (unless such obligation shall have been satisfied by way of lump sum payment pursuant to Section 6(a)(iv), in which case the time period specified in clause (i) above shall apply) and other benefits set forth in
Section 4, (y) the date that the Executive shall deliver a written notice to the Company to the effect that he elects not to accept such compensation and other benefits and, accordingly, shall cease to be subject to Section 7(c) and (z) the second anniversary of the date of such termination.y, shall cease to be subject to Section 7(c) and (z) the second anniversary of the date of such termination.

     (d) The Executive agrees that the provisions of Sections 7(a), (b) and (c) may not be adequately enforced by an action for damages and that, in the event of a breach thereof by the Executive or any such other entity, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation.

     8. Successors: Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, suc cessors, heirs, distributees, devisees and legatees.

     9. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:
                Henry R. Silverman
                4 East 72nd Street
                New York, New York  10021

          If to the Company:

                HFS Incorporated
                339 Jefferson Road
                P.O. Box 278
                Parsippany, New Jersey  07054


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     10. Miscellaneous. (a) No provisions of this Agreement may be amended, supplemented, modified, cancelled or discharged unless such amendment, supplement, modification, cancellation or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Company (other than the Executive); and no provisions hereof may be waived except in writing so signed by or on behalf of the party granting such waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement (other than Section 4(e)) shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The obligations of the Company, the Successor and the Executive under this Agreement, which by their nature may require either partial or total performance after the expiration of this Agreement or the termination of the Executive's employment (including, without limitation, under Sections 4 and 6 hereof) shall survive such expiration and termination.ing, without limitation, under Sections 4 and 6 hereof) shall survive such expiration and termination.

     (b) The Company represents and warrants to the Executive that (i) the Company has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and (iii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

     11. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled conclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 7 and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond. The expense of such arbitration shall be borne by the Company.

     13. Entire Agreement. (a) This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein, including the Prior Agreement.

     (b) The Executive agrees to accept the payments to be made, and other benefits to be accorded, to him under this Agreement as full and complete compensation in lieu of severance, vacation, bonuses, other compensation or other payments or benefits to which the Executive might otherwise be enti tled from the Company or any of its subsidiaries or affiliates, unless otherwise subsequently agreed to in writing.

     14. Loan Guaranty. The Company shall guarantee a loan or loans which the Executive receives from a financial institution reasonably acceptable to the Company with an aggregate principal amount equal to the lesser of (i)
$100,000,000 and (ii) 25% of the excess of the aggregate Fair Market Value of the Stock (determined as of the date of such loan or loans) subject to the Executive's then outstanding options (whether or not then vested and exercisable) granted under any stock option or other plan of the Company over the aggregate exercise price of all such options (such excess being hereinafter referred to as the "Value"). The Executive hereby agrees that if at any time the outstanding principal amount of such loans exceeds 50% of the Value, the Executive shall immediately repay an amount of such loans so that the outstanding principal amount of such loans does not exceed 50% of the Value.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.
                                       HFS Incorporated


                                       by /s/ John D. Snodgrass
                                             John D. Snodgrass
                                             President and COO

                                         /s/ Henry R. Silverman
                                             Henry R. Silverman